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                         SIERRA HEALTH SERVICES, INC.


                                     1994


                       PROTOCOLS FOR CASH BONUS AWARDS













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                      PROTOCOLS FOR 1994 CASH BONUS AWARDS


                                     PURPOSE

To create a short term reward program that recognizes outstanding financial performance on the part of the Company and eligible employees. The general purpose of the plan is to promote the interest of the Company and its stockholders by furnishing a means to attract and retain the services of executives and directors by providing additional incentives through cash bonus.


                                   PHILOSOPHY

It is the philosophy of Sierra to reward eligible employees who are responsible for carrying out the mission of the Company. A cash bonus plan is intended to reward Company performance and key employee performance for assisting the Company in achieving financial success. It is also the philosophy of the Company to hold the line financially when the Company's earnings are such that a cash bonus plan is unwarranted.


                               DESCRIPTION OF PLAN

A.   ELIGIBILITY

     The categories of employees eligible for the cash bonus incentive plan are divided into separate groups depending on the level of responsibilities. The group identified below represents the eligibility list for the cash bonus plan:

                  Senior Management
                  Presidents/Vice Presidents
                  Directors

     Attachment "A" identifies the specific titles for the eligibility list and bonus ranges outlined in the program.

     The Company's Human Resources Department shall update names to the eligibility list annually.

     New executives and directors beginning employment after the approval of a cash bonus plan, on any given year, will be eligible for a cash award on a pro-rata basis.



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B.   PLAN FUNDING

     The plan will be funded based on a formula developed by the Compensation Committee of the Board of Directors. The Company's annual earnings record will be part of the formula for which the bonus program will be based upon and funded. Based on the results of the formula, the Compensation Committee will recommend the amount of bonus pool fund or recommend not to fund the plan.

     The eligible employee listing will be used to calculate potential bonus dollars for the plan. Based on the Compensation Committee's recommendation, a bonus percentage will be assigned to the plan.

     EXAMPLE


     Eligibility List/                                 Compensation Committee
     Potential Annual Bonus                            Recommendation
     ----------------------                            ----------------------
            $1,000,000                                      $500,000


     Using the example above, all eligible members identified on the cash bonus program would be eligible for fifty percent (50%) of their bonus potential for that particular plan year.


C.   BONUS CRITERIA

     The bonus program is designed to reward eligible employees based on the criteria listed below:

            Criteria                           % of Bonus
            --------                           ----------
            Company Performance Units                 50%
            Individual Employee Performance           40%
            Tenure                                    10%


     1.   COMPANY PERFORMANCE UNIT

          This area involves specific performance units that can be identified and measured internally. Budget goals, departmental and unit goals are included in the Company's measurement of performance each year. Performance units may also be integrated into individual employee performance goals. This category represents fifty percent (50%) of the bonus potential.



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     2.   INDIVIDUAL EMPLOYEE PERFORMANCE

          Minimum requirements have been established for annual employee performance ratings. Eligible employees for the cash bonus program will receive the following percent of bonus potential allowed in this category using the following ratings:

                  Fails to Meet     (FM)        =            0%
                  Nearly Meets      (NM)        =            0%
                  Meets             (M)         =           30%
                  Exceeds           (E)         =           40%

          This category represents a maximum total of forty percent (40%) of the bonus potential. Eligible employees receiving the ratings of "Fails to Meet" or "Nearly Meets" will not receive a bonus award percentage from this category. Employees rated as "Meets" will receive thirty percent (30%) towards their bonus potential; and employees rated "Exceeds" will receive forty percent (40%) towards their bonus potential.

      3. The bonus plan recognized tenure to ensure the Company's management stability and experience, thereby, enhancing the achievement of long-term profit goals. Tenure is recognized in two separate groups as follows:

                  Years of Service                    Percentage
                  ----------------                    ----------

                  3 - 5                                      5%
                  6 and more                                10%

          This category represents ten percent (10%) of the total bonus potential. Eligible employees will receive five percent (5%) or ten percent credit for this category based on tenure. An employee is credited with a year of service if the anniversary date is reached during the calendar year.

The three categories combined equal one-hundred percent (100%) of the bonus potential for each eligible employee and the bonus range they have been assigned. The example on the following page represents how the system works.







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EXAMPLE

Director X earns $50,000.00 per year and is identified on the eligibility list for the cash bonus program at a bonus rate of 10%. In December, the Board's Compensation Committee approved a cash bonus pool that equaled one-hundred percent (100%) of all eligible employees' bonus potential. In May, 1990, Director X was evaluated and received an overall performance rating of "Meets". Director X has been employed at SHS for six (6) years.

                                                      Bonus
Criteria                Status                        Potential
--------                ------                        ---------
Company Performance     Board Approved    =     50%       5%
Individual Performance  "Meets"           =     30%       3%
Tenure                  6 Years           =     10%       1%
                                                         ---
                                                          9%
Total Cash Bonus = $4,500.00 (9% x $50,000)

D.   PAYMENT MECHANISM

     One the Board's Compensation Committee approves the bonus pool percentage and dollars, it will be the Human Resources Departments' responsibility to prepare the cash bonus authorization forms and obtain appropriate authorization. Cash bonus checks will be drafted in the Finance Department and returned to Human Resources. The Human Resources staff will distribute the bonus checks immediately thereafter.

     Eligible employees will receive bonus payments according to the distribution method approved by the Compensation Committee. (See attachment "B"). Bonus payments will not be prorated for employees separating from the Company before the bonus is paid, they shall be ineligible.

     All payments authorized by the Company for the cash bonus plan will be prepared in lump sum amounts.


                                PLAN INTEGRATION

Sierra's total compensation package allows for integration to protect and preserve each program. Plan integration is illustrated below for discussion purposes.

                  -     Merit Pay Program
                  -     Stock Option Program
                  -     Cash Incentive Bonus Plan

Internally, a merit program is a fixed program that has minimal incentive value for executives and directors. Merit plans should, however, be used in conjunction with other bonus programs. Merit plans are tied into annual performance for internal goals related to a position description.


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The incentive factor is very low under most merit programs.

Stock Option awards are tied into a long-term incentive process based on the Company's earnings, growth, and success. Awards are sometimes tied into specified periods of employment for employees who will ensure the Company's management stability. Performance standards are also tied into this system. The incentive factor is usually very high for most stock option plans, unless the Company is not performing in a reasonable manner financially.

As previously expressed, a cash bonus system is a short-term reward largely dependent on the Company's financial success. The incentive factor is also high regarding this program.

Variable compensation recognizes all three of these plans mixed in most twelve
(12) month periods. Adjusting the size of awards for all three programs is important to maintain an affordable program approach. Considerations for variable compensation are illustrated below for informational purposes only.


EXAMPLE

               Merit Pay    Stock Awards          Cash Bonuses
               ---------    ------------          ------------

                   +             -                     -
                   +             -                     +
                   -             +                     +
                   -             -                     +
                   +             +                     -











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                                 ATTACHMENT "A"

                                ELIGIBILITY LIST

      CATEGORY I

      Senior Management


      CATEGORY II

      Subsidiary Presidents
      Subsidiary Vice Presidents
      Medical Directors


      CATEGORY III

      Directors


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                                 ATTACHMENT "B"


                              DISTRIBUTION SCHEDULE


The Compensation Committee of the Board of Directors approves the maximum amount for the bonus pool fund.

The bonus Pool dollars are based on twelve (12) months of previous performances. Eligible employees not working the full prior twelve (12) month period in which the bonus pool dollars were based upon, shall receive a PRO-RATA cash bonus award. Bonus payments will not be prorated for employees separating from the Company before the bonus is paid.

The distribution schedule shall be the responsibility of the Human Resources Department. Bonus payments shall be distributed as soon after the year end results are released and approved by the Board.